Exhibit 99.1

Advent Reports First Quarter Revenues of $48.0 Million;
10% Growth Over Prior Year

Company Reports Increase in Operating Cash Flow of 49%

SAN FRANCISCO — April 24, 2007 — Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the investment management industry, announced today its financial results for the first quarter ended March 31, 2007.

“We are very pleased to report another strong quarter for Advent, reflecting the ongoing momentum of Advent’s core business,” said Stephanie DiMarco, Founder and Chief Executive Officer.  “The continued demand for our industry-leading solutions has allowed us to invest in and expand our product suite, making 2007 a year of innovation as Advent builds on our leadership in the market.”

RESULTS

The Company reported total net revenues of $48.0 million for the first quarter of 2007, compared with $43.7 million in the first quarter of 2006.

Total expenses for the first quarter of 2007, including cost of revenues, were $48.0 million, compared with $42.6 million in the first quarter of 2006.

Net income for the first quarter of 2007 was $439,000, compared with net income of $3.4 million for the first quarter of 2006.

Diluted earnings per share in the first quarter of 2007 was $0.02, which compares to diluted earnings per share of $0.11 in the first quarter of 2006.

Cash, cash equivalents and short-term investments totaled $43.0 million as of March 31, 2007, which compares to $55.1 million as of December 31, 2006.  Advent repurchased 837,000 shares of the Company’s common stock in the first quarter, for a total cash outlay of $30.1 million.

Cash flow from operations in the first quarter of 2007 was approximately $13.8 million, compared with $9.3 million in the first quarter of 2006 — an increase of 49%.

FIRST QUARTER HIGHLIGHTS

•                  Strong Term Contract Bookings:  Advent signed new term contract bookings totaling $9.8 million with an average term of 3.4 years, which compares with $7.9 million and an average term of 2.5 years in the first quarter of 2006.

•                  Customer Momentum:  Advent saw continued demand for its products, signing 64 new customer agreements.  The Company added 15 new customers for Advent Portfolio Exchange® (APX), 5 new customers for Geneva®, and achieved a new milestone for Moxy®, Advent’s industry-leading trade order management system, reporting more than 750 total customers.

•                  Product Investment and Innovation:  Advent launched Advent Revenue Center™ for billing and revenue management in the first quarter.  The product, which integrates with both APX and Axys®, has several customers already implemented.  The Company is currently engaged in validation and beta cycles for major new releases of several key products, including APX, Geneva® and Moxy®, as well as its new trading compliance product.

•                  Updated Revenue and Cost of Revenue Classifications:  Advent changed its revenue and cost of revenue classifications in the first quarter to better align with the term license business model.  All term license revenue is now included in a new line item “Term license, maintenance and other recurring revenue,” which represents 79% of the Company’s revenues.  “Perpetual license fees” are now shown separately and “Professional services and other” revenue as a line item is unchanged.

FINANCIAL GUIDANCE
Advent issued the following guidance for the second quarter of 2007:

•                  Revenues in the second quarter are projected to be in the range of $49 million to $51  million;

•                  Expenses in the second quarter are projected to be in the range of $49 million to $50 million; included in expenses are amortization of developed technology and other intangibles, and stock-based compensation, which are projected to be approximately $4.5 million for the second quarter; and,

•                  Diluted weighted average shares outstanding will increase by roughly 0.5% per quarter from the first quarter of 2007 level of 28.8 million shares, excluding the impact of any share repurchases.

INVESTOR CALL
Advent Software, Inc. will host its Q1 2007 quarterly earnings conference call at 5:00 p.m. Eastern time today.  To participate via phone, please dial 888-812-3873 and request conference ID #6342190.  A replay will be available through midnight, May 1, 2007, by calling 800-642-1687 and referencing conference ID #6342190.  The conference call will also be web-cast live then archived on http://investor.advent.com.

ABOUT ADVENT
Advent Software, Inc. (www.advent.com), a multi-national firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology and manage investments totaling nearly US $14 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Support Center Practices certification for being a world-class support organization.

FORWARD-LOOKING STATEMENTS
The forward-looking statements included in this press release, including the second quarter 2007 financial guidance specified above and future product releases, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in license bookings, revenues, operating results and future growth rates, changes in the length of our sales cycles, the successful development and market acceptance of new products and product enhancements, the impact of initiatives by competitors, the timing and amount of any share repurchases, continued uncertainties and fluctuations in the financial markets, and other risks detailed in Advent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K/A and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Advent, Axys, Advent Portfolio Exchange, Geneva, Moxy and Advent Revenue Center are registered trademarks or marks of Advent Software, Inc. All other company names or marks mentioned herein are those of their respective owners.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31	December 31
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$42,961	$55,068
Accounts receivable, net	35,169	41,336
Deferred taxes, current	7,950	7,950
Prepaid expenses and other	13,958	12,685
Total current assets	100,038	117,039
Property and equipment, net	28,007	27,338
Goodwill	98,812	98,382
Other intangibles, net	5,465	6,294
Deferred taxes, long-term	75,594	75,594
Other assets	14,837	15,000

Total assets	$322,753	$339,647

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,398	$5,083
Accrued liabilities	21,060	22,992
Deferred revenues	88,853	84,260
Income taxes payable	4,704	4,989
Total current liabilities	118,015	117,324
Deferred income taxes	161	225
Deferred revenue, long-term	2,273	1,053
Other long-term liabilities	10,845	11,418

Total liabilities	131,294	130,020

Stockholders’ equity:
Common stock	270	272
Additional paid-in capital	311,955	309,993
Accumulated deficit	(131,972)	(111,387)
Accumulated other comprehensive income	11,206	10,749
Total stockholders’ equity	191,459	209,627

Total liabilities and stockholders’ equity	$322,753	$339,647

ADVENT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31
	2007	2006
Net revenues:
Term license, maintenance and other recurring	$37,724	$31,171
Perpetual license fees	5,927	8,159
Professional services and other	4,328	4,326
Total net revenues	47,979	43,656

Cost of revenues (1):
Term license, maintenance and other recurring	9,032	7,917
Perpetual license fees	195	229
Professional services and other	5,873	4,924
Amortization of developed technology	364	394

Total cost of revenues	15,464	13,464

Gross margin	32,515	30,192

Operating expenses (1):
Sales and marketing	12,889	12,142
Product development	9,856	7,935
General and administrative	8,784	7,946
Amortization of other intangibles	474	979
Restructuring charges	562	141

Total operating expenses	32,565	29,143

Income (loss) from operations	(50)	1,049
Interest income and other expense, net	518	1,346

Income before income taxes	468	2,395
Provision for (benefit from) income taxes	29	(1,007)

Net income	$439	$3,402

Net income per share:
Basic	$0.02	$0.11
Diluted	$0.02	$0.11

Weighted average shares used to compute net income per share:
Basic	27,389	30,764
Diluted	28,756	31,819

(1) Includes stock-based employee compensation expense as follows:
Cost of term license, maintenance and other recurring revenues	$247	$258
Cost of professional services and other revenues	175	205
Total cost of revenues	422	463

Sales and marketing	969	1,143
Product development	737	744
General and administrative	1,118	824
Total operating expenses	2,824	2,711

Total stock-based employee compensation expense	$3,246	$3,174